Exhibit 4.02

Form of Restricted Global Note

CUSIP No.	55276G AA3
ISIN	US55276GAA31

No. RA-[        ]

MBIA INSURANCE CORPORATION

14% Fixed-to-Floating Rate Surplus Note due 2033

MBIA INSURANCE CORPORATION, a stock insurance company organized under the laws of the State of New York, promises to pay to Cede & Co. or registered assigns, the principal sum of $            ; provided, that such principal sum may from time to time be increased or reduced to reflect transfers or exchanges in accordance with the provisions of the Agreement (as defined on the reverse hereof), such transfers and exchanges to be evidenced by an appropriate notation on the Schedule of Exchanges for Notes attached hereto, on the first business day on or after January 15, 2033 on which the Payment Restrictions (as defined on the reverse hereof) are satisfied.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth herein.

IN WITNESS WHEREOF, MBIA INSURANCE CORPORATION has caused this Note to be signed by its duly authorized officer.

MBIA INSURANCE CORPORATION

By:
Name:
Title:

Dated:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Agreement.

THE BANK OF NEW YORK as Fiscal Agent

By:
Authorized Signatory

(Reverse of Note)

MBIA INSURANCE CORPORATION

14% Fixed-to-Floating Rate Surplus Note due 2033

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE AGREEMENT (AS DEFINED HEREINAFTER). UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY DTC TO A NOMINEE OF DTC, (II) BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR (III) BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. BENEFICIAL INTERESTS IN THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT.

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, RESOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION AND UNLESS IN ACCORDANCE WITH THE FISCAL AGENCY AGREEMENT, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE CORPORATE TRUST OFFICE OF THE FISCAL AGENT. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY

INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO REOFFER, RESELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS (OR SUCH PERIOD AS MAY OTHERWISE BE REQUIRED BY RULE 144(K) UNDER THE SECURITIES ACT, OR ANY SUCCESSOR RULE OR REGULATION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) SUBJECT TO THE PRIOR APPROVAL OF THE SUPERINTENDENT OF THE NEW YORK INSURANCE DEPARTMENT, TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THE RIGHTS ATTACHING TO THIS RESTRICTED GLOBAL NOTE ARE AS SPECIFIED IN THE AGREEMENT.

ANY PAYMENT OF INTEREST ON AND PRINCIPAL OF THE NOTES (AND ANY PAYMENT OF THE REDEMPTION PRICE OR MAKE WHOLE REDEMPTION PRICE PURSUANT TO ARTICLE 9 OF THE AGREEMENT) WITH RESPECT TO THIS NOTE MAY ONLY BE MADE OUT OF MBIA’S FREE AND DIVISIBLE SURPLUS AND WITH THE PRIOR

APPROVAL OF THE SUPERINTENDENT OF INSURANCE OF THE STATE OF NEW YORK (THE “SUPERINTENDENT”), IN ACCORDANCE WITH SECTION 1307 OF THE NEW YORK INSURANCE LAW (TOGETHER WITH ANY SUCCESSOR PROVISION, AND AS MAY BE HEREAFTER AMENDED FROM TIME TO TIME, “SECTION 1307”). THERE ARE NO GUIDELINES OR INTERPRETATIONS AS TO THE EXTENT OF THE SUPERINTENDENT’S DISCRETION UNDER SECTION 1307 IN DETERMINING WHETHER THE FINANCIAL CONDITION OF MBIA WARRANTS SUCH PAYMENTS.

BY ITS ACCEPTANCE OF THE NOTES, EACH HOLDER OF THE NOTES SHALL BE DEEMED TO HAVE REPRESENTED TO MBIA THAT IT IS ITS INTENT AND IT UNDERSTANDS IT IS THE INTENT OF MBIA, FOR PURPOSES OF UNITED STATES FEDERAL, STATE AND LOCAL INCOME AND FRANCHISE TAXES THAT THE NOTES BE TREATED AS INDEBTEDNESS OF MBIA, AGREES TO SUCH TREATMENT, AGREES TO FILE TAX RETURNS IN A MANNER CONSISTENT WITH SUCH TREATMENT AND AGREES TO TAKE NO ACTION INCONSISTENT WITH SUCH TREATMENT.

1. Interest. MBIA INSURANCE CORPORATION (“MBIA”), a stock insurance company organized under the laws of the State of New York, promises to pay interest on the principal amount of this Note at a fixed annual rate of 14% from and including January 16, 2008 to but excluding January 15, 2013, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2008; and at an annual floating rate equal to three-month LIBOR plus 11.26% from and including January 15, 2013 to but excluding the date on which the Notes are paid in full, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on April 15, 2013 (the “Stated Rate”).

In the event any Interest Payment Date on or prior to the January 15, 2013 interest payment date is not a business day, the interest payment will be made on the following business day and no interest will accrue as a result of such postponement. The amount of interest payable at the fixed rate will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event any Interest Payment Date after January 15, 2013 (other than an Interest Payment Date falling on the Maturity Date or a Redemption Date) is not a business day, the Interest Payment Date will be postponed to the next day that is a business day and interest will continue to accrue during such postponement. The amount of interest payable at a floating rate will be computed on the basis of a 360-day year and the actual number of days elapsed in the relevant period. In the event that the Maturity Date or any Redemption Date is not a Business Day, the payment of principal, interest, Redemption Price or Make Whole Redemption Price due on that day will be made on the following Business Day and no interest shall accrue as a result of such postponement. The interest payable on any Interest Payment Date will be the amount of interest accrued from, and including, the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issuance date of the Notes if no interest has been paid or duly provided for with respect to the Notes) to, but excluding, such Interest Payment Date.

2. Method of Payment. MBIA will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on such day as is fifteen calendar days prior to the Interest Payment Date (whether or not a Business Day) or, if the Payment Restrictions are not satisfied on such Interest Payment Date, such day as is fifteen calendar days prior to the applicable Scheduled Interest Payment Date (whether or not a Business Day) (including Notes that are cancelled after the record date and on or before the Interest Payment Date). Holders must surrender Notes to a Paying Agent to collect payments of principal. MBIA will pay principal and interest in U.S. dollars. However, MBIA may pay principal and interest by check drawn on a bank in The City of New York payable in such money. It may mail an interest check to a Holder’s registered address. Payments of interest on or principal of the Notes may be made, in the case of a Holder of at least $5,000,000 aggregate principal amount of Notes, by electronic funds transfer providing immediately available funds on the payment date to an account maintained by the payee with a bank in the United States if such Holder so elects by giving notice to the Paying Agent, not less than 15 days (or such fewer days as the Paying Agent may accept at its discretion) prior to the date on which such payments are scheduled to be made, of such election and of the account to which payment is to be made. Unless such designation is revoked, any such designation made by such Holder with respect to the Notes shall remain in effect with respect to any future payments with respect to the Notes payable to such Holder.

3. Paying Agent; Registrar. Initially, The Bank of New York (the “Fiscal Agent”) will act as Paying Agent and Registrar. MBIA may change any Paying Agent, Registrar or co-registrar by giving notice to the Fiscal Agent. MBIA may act as Paying Agent, Registrar or co-registrar.

4. Agreement. MBIA issued this Note as one of a duly authorized issue of Notes of MBIA designated as its 14% Fixed-to-Floating Rate Surplus Notes due 2033 (the “Notes”) under a Fiscal Agency Agreement, dated as of January 16, 2008 (the “Agreement”), between MBIA and the Fiscal Agent. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Agreement as the context requires. The terms of the Notes include those stated in the Agreement. The Notes are subject to all such terms, and Noteholders are referred to the Agreement for a statement of such terms. Holders of Notes may enforce the Notes only in accordance with the Agreement. The Notes are initially limited in the aggregate principal amount of $1,000,000,000; provided, however, that MBIA may, from time to time, subject to the approval of the Superintendent, without notice to, or the consent of the Holders of Notes, increase the aggregate principal amount of the Notes, by creating and issuing further Notes ranking equally with and ratably with the Notes in all respects. Any such further Notes will have the same terms (other than the initial interest accrual date and initial Interest Payment Date, if applicable) and the same CUSIP number and ISIN as the Notes and will be consolidated and form a single series with the Notes.

5. Payment Restrictions. (a) Notwithstanding anything to the contrary set forth herein or in the Agreement, (i) any payment of interest on and principal of the Notes (and any payment of the Redemption Price or Make Whole Redemption Price in connection with any redemption of the Notes pursuant to Article 9 of the Agreement) may be made only with the prior approval of the Superintendent, whenever, in his judgment, the financial condition of MBIA warrants, (ii) any such payment of interest or principal or the Redemption Price or Make Whole Redemption Price may only be made to the extent MBIA has sufficient Eligible Surplus to make such payment of interest or principal or the Redemption Price or Make Whole Redemption Price out of its Eligible Surplus (the conditions set forth in the foregoing clauses (a) and (b) are referred to herein collectively as the “Payment Restrictions”). If the

Superintendent approves a payment of the Redemption Price or Make Whole Redemption Price with respect to, interest on or principal of the Notes in an amount that is less than the full amount of the Redemption Price or Make Whole Redemption Price, interest or principal then scheduled to be paid in respect of the Notes, or if as a result of any Payment Restriction MBIA is unable to pay the full amount of the Redemption Price or Make Whole Redemption Price, interest or principal then scheduled to be paid in respect of the Notes, payment of such partial amount shall be made pro rata among Noteholders as their interests may appear.

(b) Notwithstanding anything to the contrary set forth herein or in the Agreement, any payment of interest on any Note which is not punctually paid or duly provided for on the applicable Scheduled Interest Payment Date or on an Interest Payment Date with respect to which the Payment Restrictions have been satisfied (such payment being referred to as an “Unpaid Amount”), will forthwith cease to be payable to the Holder of such Note at the close of business on the relevant Record Date, and such Unpaid Amount, together with accrued interest thereon (if any and to the extent permitted by applicable law) will instead be payable on a subsequent special payment date to the Holder of such Note as of the close of business on a subsequent special record date. Interest will continue to accrue at the Stated Rate on (i) any unpaid principal and (ii) to the extent permitted by applicable law, any payment of interest which is not punctually paid or duly provided for on the applicable Scheduled Interest Payment Date, in each case to, but not including, the date of actual payment. MBIA shall fix such special record date and special payment date for any Unpaid Amount and at least 20 days before such special record date shall notify the Fiscal Agent in writing of the special record date, the special payment date and the amount of interest to be paid. At least 10 days before the special record date, the Fiscal Agent shall mail to each Holder of the Notes a notice that also states the special record date, special payment date and amount of interest to be paid. On the special payment date set forth in such notice, the Paying Agent shall pay the amount of interest to be so paid to each Holder of the Notes in the manner set forth in the Agreement.

(c) The principal of and interest on this Note shall not be a liability or claim against MBIA, or any of its assets, except as provided in Section 1307 of the New York Insurance Law.

6. Optional Redemption. (a) Subject to the prior approval of the Superintendent and the satisfaction of the other Payment Restrictions, the Notes may be redeemed, in whole or in part, at the option of MBIA:

•

on January 15, 2013 and the Interest Payment Date occurring in January of each fifth succeeding year thereafter (each, a “Five-year Date”) at a redemption price (the “Redemption Price”) equal to the principal amount of the Notes to be redeemed together with any related accrued and unpaid interest to the date the Notes are redeemed (the “Redemption Date”); and

•

on any other date at a make whole redemption price (the “Make Whole Redemption Price”) equal to the sum of: (i) the greater of (A) 100% of the principal amount of the Notes to be redeemed and (B) the sum of (1) the sum of the present values of the remaining scheduled payments of interest from the Redemption Date to the next succeeding Five-year Date, each such payment discounted from its applicable Interest Payment Date to the Redemption Date, not including any portion of those payments of interest accrued and unpaid as of the Redemption Date plus (2) the present value of 100% of the principal amount of the Notes to be redeemed, discounted from the next succeeding Five-year Date (assuming the principal of the Notes were due on the next succeeding Five-year Date) to the Redemption Date, each such payment described in (1) or (2) above discounted on a semi-annual basis (for any redemption prior to January 15, 2013) or on a quarterly basis (for any redemption after January 15, 2013), in each case assuming a 360-day year consisting of twelve 30-day months at the Redemption Rate plus (ii) accrued and unpaid interest on the Notes to be redeemed to the Redemption Date.

For purposes of calculating such Make Whole Redemption Price, for any redemption after January 15, 2013, the rate used in calculating the amount of each remaining scheduled payment of interest from the Redemption Date to the next succeeding Five-year Date shall be the Three-Month LIBOR rate applicable to the Interest Period immediately preceding such Redemption Date plus 11.26%.

The “Redemption Rate” will be:

•	for any redemption prior to January 15, 2013, the adjusted treasury rate (“Adjusted Treasury Rate”) plus 0.50%, and

•	for any redemption after January 15, 2013, the Three-Month LIBOR rate applicable to the Interest Period immediately preceding such Redemption Date.

As further described in the Agreement, the Adjusted Treasury Rate will be based on the United States Treasury security which has a maturity comparable to the remaining period from the date of redemption to January 15, 2013 which would be used in accordance with customary financial practice to price new issues of corporate debt securities with a maturity comparable to such date.

7. ERISA Restrictions. No employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or plan or other arrangement subject to the prohibited transaction provisions of the Code, or any governmental, church or non U.S. plan subject to similar laws (each a “Plan”), and no Person acting on behalf of a Plan, may acquire this Note or interest herein, unless the acquisition and holding of the Note is exempt under ERISA Section 408(b)(17) or under one or more of Prohibited Transaction Class Exemptions 84-14, 90-1, 91-38, 95-60 or 96-23 (or any amendment thereof) from the prohibitions under Section 406 of ERISA and Section 4975 of the Code. The purchase by any Person of this Note constitutes a representation by such Person to MBIA and the Fiscal Agent that such Person either (i) is not a Plan or (ii) is a Plan, but the acquisition and holding of this Note is covered under an applicable statutory or class exemption from the prohibitions under Section 406 of ERISA and Section 4975 of the Code.

8. Subordination. The Notes are subordinated to Indebtedness, Policy Claims and Other Creditor Claims, in each case as defined in the Agreement. To the extent provided in the Agreement, Indebtedness, Policy Claims and Other Creditor Claims must be paid in full before the Notes may be paid. MBIA agrees, and each Noteholder by accepting a Note agrees, to the subordination provisions contained in the Agreement and authorizes the Fiscal Agent to give effect to such provisions, and each Noteholder appoints the Fiscal Agent its attorney in fact for any and all such purposes.

9. Denominations, Transfer, Exchange. This Note represents such of the outstanding Notes as shall be specified herein or endorsed herein in accordance with the Agreement. The aggregate amount of outstanding Notes represented hereby may from time to time be reduced or increased to reflect exchanges. The Notes represented hereby are issued in registered form without coupons in the minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Any transfer of Notes may be registered and Notes may be exchanged as provided in the Agreement. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Agreement.

10. Persons Deemed Owners. Except as provided for in the Agreement, the registered Holder of a Note may be treated as its owner for all purposes.

11. Amendment, Supplement, Waiver. Subject to certain exceptions, the Agreement or the Notes may be amended, supplemented or modified, with the consent of MBIA and the Holders of a majority in aggregate principal amount of the Notes, and any existing default may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes. Without the consent of any Noteholder, the Agreement or the Notes may be amended, modified or supplemented inter alia, to cure any ambiguity or correct any defective provision, to evidence the succession of another entity to MBIA and provide for assumption of MBIA’s covenants and obligations under the Agreement and the Notes or to make any change that the Fiscal Agent and MBIA determine is necessary or desirable and which shall not adversely affect the interest of any Noteholder in any material respect.

12. Fiscal Agent Dealings with MBIA. The Fiscal Agent under the Agreement, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for MBIA and may otherwise deal with MBIA as if it were not the Fiscal Agent.

13. No Recourse Against Others. A director, officer, employee or policyowner, as such, of MBIA shall not have any liability for any obligations of MBIA under the Notes or the Agreement or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

14. Authentication. This Note shall not be valid until authenticated by the manual signature of the Fiscal Agent or an authenticating agent on the face hereof.

15. Abbreviations. The following abbreviations, when used in this Note or in any instrument of assignment of this Note, shall be construed as though they were written out in full: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16. Governing Law. The Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws rules of such State. The Superintendent’s exercise of regulatory authority, including approval of payments on the Notes, shall be governed by, and in accordance with, the law of the State of New York and the parties hereto shall submit any disputes related to the exercise of such regulatory authority to a court of competent jurisdiction in the State of New York (or, if the Superintendent is no longer the primary regulator of the financial condition of MBIA, the law of such jurisdiction of the primary regulator of the financial condition of MBIA).

MBIA will furnish to any Noteholder upon written request and without charge a copy of the Agreement. Requests may be made to: MBIA Insurance Corporation, 133 King Street, Armonk, New York, 10504, Attention: Richard Thevenet, Treasurer.

[Intentionally Left Blank]

ASSIGNMENT FORM

To assign this Note fill in the form below:

We assign and transfer this Note to

(Insert assignee’s social security or tax identification number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                  as agent to transfer this Note on the books of MBIA Insurance Corporation. The agent may substitute another to act for him.

Date:	Your signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guaranteed:

SCHEDULE OF EXCHANGES FOR NOTES

The following exchanges of a part of this Note in global form have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Note in global form	Amount of increase in Principal Amount of this Note in global form	Principal Amount of this Note in global form following such decrease (or increase)	Signature of authorized officer or Fiscal Agent or Custodian

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